                                                                  EXECUTION COPY

                                  HEMOSOL INC.

                                       AND

                      COMPUTERSHARE TRUST COMPANY OF CANADA

                                WARRANT INDENTURE

                           PROVIDING FOR THE ISSUE OF
                      UP TO 4,116,945 COMMON SHARE PURCHASE
                                    WARRANTS

                                NOVEMBER 28, 2003

                       DAVIES WARD PHILLIPS & VINEBERG LLP
                                AIRD & BERLIS LLP

                                TABLE OF CONTENTS

                                              ARTICLE 1

                                            INTERPRETATION

1.1      Definitions.......................................................................       2
1.2      Number and Gender.................................................................       6
1.3      Interpretation Not Affected by Headings, Etc......................................       6
1.4      Business Day......................................................................       6
1.5      Time of the Essence...............................................................       6
1.6      Applicable Law....................................................................       6
1.7      Severability......................................................................       6
1.8      Currency..........................................................................       7
1.9      Schedules.........................................................................       7

                                              ARTICLE 2

                                          ISSUE OF WARRANTS

2.1      Issue of Warrants.................................................................       7
2.2      Form and Terms of Warrants........................................................       8
2.3      Signing of Warrant Certificates...................................................       9
2.4      Certification by the Trustee......................................................       9
2.5      Warrantholder Not a Shareholder, Etc..............................................       9
2.6      Issue in Substitution for Lost Warrant Certificates...............................      10
2.7      Warrants to Rank Pari Passu.......................................................      10
2.8      Registers for Warrants............................................................      10
2.9      Transferee Entitled to Registration...............................................      11
2.10     Registers Open for Inspection.....................................................      11
2.11     Exchange of Warrants; Notification Date...........................................      11
2.12     Ownership of Warrants.............................................................      12
2.13     Adjustment of Exercise Rights.....................................................      12
2.14     Adjustment Rules..................................................................      16
2.15     Proceedings Prior to Any Action Requiring Adjustment..............................      17
2.16     Notice of Adjustment of Exercise Rights...........................................      17
2.17     No Duty to Inquire................................................................      18

                                              ARTICLE 3

                                        EXERCISE OF WARRANTS

3.1      Method of Exercise of Warrants....................................................      18
3.2      Expiration of Warrants............................................................      19
3.3      Effect of Exercise of Warrants....................................................      19
3.4      Cancellation of Warrant Certificates..............................................      19

3.5      No Fractional Shares..............................................................      20
3.6      Restrictions on Exercise to Ensure Compliance with the U.S. Securities Act........      20
3.7      U.S. Legend.......................................................................      20

                                              ARTICLE 4

                                              COVENANTS

4.1      General Covenants.................................................................      20
4.2      Notice to Securities Regulatory Authorities.......................................      22
4.3      Trustee's Remuneration and Expenses...............................................      22
4.4      Performance of Covenants by Trustee...............................................      22

                                              ARTICLE 5

                                             ENFORCEMENT

5.1      Suits by Warrantholders...........................................................      22
5.2      Immunity of Shareholders, Etc.....................................................      23
5.3      Limitation of Liability...........................................................      23

                                              ARTICLE 6

                                     MEETINGS OF WARRANTHOLDERS

6.1      Right to Convene Meetings.........................................................      23
6.2      Notice............................................................................      23
6.3      Chair.............................................................................      24
6.4      Quorum............................................................................      24
6.5      Power to Adjourn..................................................................      24
6.6      Show of Hands.....................................................................      24
6.7      Poll and Voting...................................................................      25
6.8      Regulations.......................................................................      25
6.9      Corporation, Trustee and Counsel May Be Represented...............................      26
6.10     Powers Exercisable by Extraordinary Resolution....................................      26
6.11     Meaning of Extraordinary Resolution...............................................      27
6.12     Powers Cumulative.................................................................      27
6.13     Minutes...........................................................................      28
6.14     Instruments in Writing............................................................      28
6.15     Binding Effect of Resolutions.....................................................      28
6.16     Holdings by the Corporation or
         Subsidiaries of the Corporation Disregarded.......................................      28

                                              ARTICLE 7

                                       SUPPLEMENTAL INDENTURES

7.1      Supplemental Indentures...........................................................      29
7.2      Successor Corporations............................................................      30

                                              ARTICLE 8

                                        CONCERNING THE TRUSTEE

8.1      Trust Indenture Legislation.......................................................      30
8.2      Rights and Duties of Trustee......................................................      30
8.3      Evidence, Experts and Advisers....................................................      31
8.4      Documents Held by Trustee.........................................................      32
8.5      Actions by Trustee to Protect Interests...........................................      32
8.6      Trustee Not Required to Give Security.............................................      32
8.7      Protection of Trustee.............................................................      33
8.8      Replacement of Trustee............................................................      34
8.9      Conflict of Interest..............................................................      35
8.10     Acceptance of Trusts..............................................................      35
8.11     Trustee Not to Be Appointed Receiver..............................................      35
8.12     Indemnity of Trustee..............................................................      35

                                              ARTICLE 9

                                               GENERAL

9.1      Notice............................................................................      36
9.2      Accidental Failure to Give Notice to Warrantholders...............................      37
9.3      Counterparts and Formal Date......................................................      37
9.4      Satisfaction and Discharge of Indenture...........................................      37
9.5      Provisions of Indenture and Warrants for
         the Sole Benefit of Parties and Warrantholders....................................      37

SCHEDULE A  FORM OF WARRANT CERTIFICATE
Certificate #
SCHEDULE B  EXERCISE FORM
SCHEDULE C  FORM OF TRANSFER

         THIS WARRANT INDENTURE made as of November 28, 2003.

B E T W E E N:

                           HEMOSOL INC.,
                           a corporation existing under the laws of Ontario,

                           (hereinafter called the "CORPORATION"),

                           - and -

                           COMPUTERSHARE TRUST COMPANY OF CANADA,
                           a trust company organized under the laws of Canada and authorized to carry on business as a trust company in all the provinces of Canada,

                           (hereinafter called the "TRUSTEE").

         WHEREAS pursuant to those certain subscription agreements made as of November 28, 2003 between the Corporation and the purchasers signatory thereto (the "SUBSCRIPTION AGREEMENTS"), the Corporation has agreed to issue and sell 7,200,000 Series A special warrants (the "SERIES A SPECIAL WARRANTS") and 641,800 Series B special warrants (the "SERIES B SPECIAL WARRANTS" and, together with the Series A Special Warrants, the "SPECIAL WARRANTS"), which will be created and issued under a Special Warrant Indenture (as hereinafter defined);

         AND WHEREAS each Special Warrant will, subject to the terms and conditions of the Special Warrant Indenture, entitle the holder thereof to acquire, upon exercise or deemed exercise thereof, without additional payment, one common share in the capital of the Corporation and one-half of one common share purchase warrant; provided that (a) the Series B Special Warrants shall not be or become exercisable for common shares or common share purchase warrants unless and until the Corporation's shareholders approve the issue of the underlying securities on or before the 60th day immediately following the date hereof and (b) the purchase price paid for the Series B Special Warrants to the Corporation shall be held in escrow by the special warrant trustee and released (together with any interest or return actually earned thereon) to the Corporation only upon such shareholder approval being obtained or, alternatively, if such shareholder approval is not obtained such purchase price (together with any interest or return actually earned thereon) shall be paid to the Series B Special Warrantholder and the Series B Special Warrants immediately cancelled;

         AND WHEREAS each whole common share purchase warrant shall entitle the holder to purchase, upon exercise thereof, for $0.90 per common share, one common share in the capital of the Corporation, subject to adjustment as hereinafter provided;

         AND WHEREAS pursuant to an agency agreement of even date herewith between the Corporation and Loewen, Ondaatje, McCutcheon Limited and Vengate Capital Partners Company, as agents (the "AGENTS"), the Agents are entitled to receive, as partial compensation for their fees, special broker's warrants exercisable, without the payment of additional consideration, for compensation options (the "COMPENSATION OPTIONS") in an amount equal to 5% of the Special Warrants on which the Corporation realizes proceeds of sale, each of which is exercisable for one common share in the capital of the Corporation and one-half of one common share purchase warrant for $0.75;

         AND WHEREAS for such purposes the Corporation deems it necessary to create and issue common share purchase warrants, to be constituted and issued in the manner hereinafter set forth;

         AND WHEREAS the Corporation is duly authorized to create and issue the common share purchase warrants to be issued as herein provided;

         AND WHEREAS all things necessary have been done and performed to make the common share purchase warrants, when certified by the Trustee and issued as in this Indenture provided, legal, valid and binding upon the Corporation with the benefits of and subject to the terms of this indenture;

         AND WHEREAS the Trustee has agreed to enter into this indenture and to hold all rights, interests and benefits contained herein for and on behalf of those persons who from time to time become holders of common share purchase warrants issued pursuant to this Indenture;

         AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee;

         NOW THEREFORE THIS INDENTURE WITNESSES that for good and valuable consideration mutually given, the receipt and sufficiency of which are hereby acknowledged, the Corporation hereby appoints the Trustee as warrant trustee for the holders of common share purchase warrants, to hold all rights, interests and benefits contained herein for and on behalf of those persons who from time to time become holders of common share purchase warrants issued pursuant to this indenture, and it is hereby agreed and declared as follows:

                                   ARTICLE 1

                                 INTERPRETATION

1.1      DEFINITIONS

         In this Indenture, unless there is something in the subject matter or context inconsistent therewith, the following phrases and words shall have the following meanings:

"AGENTS" has the meaning ascribed thereto in the recitals to this Indenture;

"APPLICABLE LEGISLATION" has the meaning ascribed thereto in section 8.1(a);

"BUSINESS DAY" means a day other than a Saturday, Sunday or statutory or banking holiday in Toronto, Ontario or on which the Trustee is not open for business;

"CAPITAL REORGANIZATION" has the meaning ascribed thereto in section 2.13(d);

"COMMON SHARES" means the fully paid and non-assessable common shares without nominal or par value in the capital of the Corporation, as currently constituted, and each, a "COMMON SHARE";

"COMPENSATION OPTIONS" has the meaning ascribed thereto in the recitals to this Indenture;

"CORPORATION" means Hemosol Inc., a corporation existing under the laws of Ontario, and its successors from time to time;

"CORPORATION'S AUDITORS" means the independent chartered accountant or firm of chartered accountants duly appointed as auditor or auditors of the Corporation from time to time;

"COUNSEL" means a barrister or solicitor or a firm of barristers or solicitors (who may be counsel for the Corporation) acceptable to the Trustee, acting reasonably;

"CURRENT MARKET PRICE PER COMMON SHARE" has the meaning ascribed thereto in section 2.14(e);

"DIRECTOR" means a director of the Corporation for the time being and, unless otherwise specified herein, reference herein to an "ACTION BY THE DIRECTORS" means an action by the directors of the Corporation as a board or, whenever duly empowered, an action by a committee of directors;

"EXERCISE DATE", with respect to any Warrant, means the date during the Exercise Period on which such Warrant is surrendered for exercise in accordance with the provisions of Article 3;

"EXERCISE PERIOD", with respect to any Warrant, means the period beginning at the issuance of the Warrants and ending at the Time of Expiry;

"EXERCISE PRICE" means $0.90 per Underlying Security, unless such price shall have been adjusted in accordance with the provisions of sections 2.13 and 2.14, in which case it shall mean the adjusted price in effect at such time;

"EXPIRY DATE" means the earlier to occur of: (a) the date that is 36 months immediately following the Closing Date; and (b) the Notification Date;

"EXTRAORDINARY RESOLUTION" has the meaning ascribed thereto in section 6.11;

"MUTUAL RELIANCE REVIEW SYSTEM" means the mutual reliance review system provided for under National Policy 43-201 Mutual Reliance Review System for Prospectuses and Annual Information Forms;

"NASDAQ" means the NASDAQ Stock Market;

"NOTIFICATION DATE" means the 30th day immediately following the date on which the Corporation notifies the Warrantholders that the volume-weighted average price of a Common Share on the TSX for 20 consecutive trading days is greater than or equal to the Threshold Price;

"PERSON" includes an individual, a corporation, a partnership, a trustee, any unincorporated organization or any other juridical entity and words importing persons have a similar meaning;

"QUALIFICATION DATE" means the date on which the decision document issued in accordance with the Mutual Reliance Review System evidencing that receipts for each jurisdiction in which a the (final) prospectus of the Corporation will be filed to qualify the distribution of (a) the Common Shares and Warrants issuable upon the exercise of the Special Warrants and (b) to the extent permitted by applicable Securities Laws, the Compensation Options issuable on exercise of the special broker's warrants issued in connection with the offering of Special Warrants;

"REGULATION S" means Regulation S under the U.S. Securities Act;

"RIGHTS OFFERING" has the meaning ascribed thereto in section 2.13(b);

"RIGHTS PERIOD" has the meaning ascribed thereto in section 2.13(b);

"SECURITIES COMMISSIONS" means, collectively, the securities commission or comparable securities regulatory authority in each of the provinces of Canada and "SECURITIES COMMISSION" means any such authority;

"SECURITIES LAWS" means, collectively, the applicable securities laws of each of the provinces of Canada and the respective regulations and rules made and forms prescribed thereunder together with all applicable published policy statements and blanket orders and rulings of the Securities Commissions;

"SERIES A SPECIAL WARRANTS" has the meaning ascribed thereto in the recitals to this Indenture;

"SERIES B SPECIAL WARRANTS" has the meaning ascribed thereto in the recitals to this Indenture;

"SHARE REORGANIZATION" has the meaning ascribed thereto in section 2.13(a);

"SHAREHOLDER" means a holder of record on the books of the Corporation of one or more Common Shares;

"SPECIAL DISTRIBUTION" has the meaning ascribed thereto in section 2.13(c);

"SPECIAL WARRANTS" has the meaning ascribed thereto in the recitals to this Indenture;

"SPECIAL WARRANT INDENTURE" means the special warrant indenture governing the terms and conditions of the Special Warrants to be entered into as of the Closing Date between the Corporation and Computershare Trust Company of Canada, as special warrant trustee;

"SUBSCRIPTION AGREEMENTS" has the meaning ascribed thereto in the recitals to this Indenture;

"SUCCESSOR" has the meaning ascribed thereto in section 7.2;

"THRESHOLD PRICE" means, as of the date hereof, $2.25, subject to adjustment from time to time hereafter in accordance with sections 2.13 and 2.14 as if all references therein to "Exercise Price" were references to "Threshold Price";

"TIME OF EXPIRY" means 5:00 p.m. (Toronto time) on the Expiry Date;

"TSX" means the Toronto Stock Exchange;

"TRUSTEE" means Computershare Trust Company of Canada, a corporation organized under the laws of Canada, or its successors for the time being in the trusts hereby created;

"UNDERLYING SECURITIES" means the Common Shares issuable upon the exercise of the Warrants, including the shares or other securities or property issuable upon the exercise of the Warrants as a result of any adjustment of exercise rights pursuant to sections 2.13 and 2.14;

"UNITED STATES" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

"U.S. PERSON" means a U.S. person as that term is defined in Regulation S;

"U.S. SECURITIES ACT" means the United States Securities Act of 1933, as amended;

"WARRANT" means each whole Common Share purchase warrant of the Corporation issued upon exercise of (a) two duly exercisable Special Warrants or (b) two duly exercisable Compensation Options, in each case such whole Common Share purchase warrant shall be issued pursuant to this Indenture, entitling the holder thereof upon exercise thereof during the Exercise Period to purchase one of the Underlying Securities for the Exercise Price, and, collectively, referred to herein as the "WARRANTS";

"WARRANT CERTIFICATES" has the meaning ascribed thereto in section 2.2(a);

"WARRANTHOLDER" or "HOLDER" means a person whose name is entered for the time being in the register maintained pursuant to section 2.8(b)(i) and, for greater certainty, in respect of any action to be taken by a holder in respect of the holder's Warrants, means the holder or his or her executors, administrators or other legal representatives or his, her or their attorney duly appointed by instrument in writing in form, substance and execution satisfactory to the Trustee with signatures guaranteed by a Schedule A chartered bank, a Canadian trust company or a member of the Medallion Guarantee Program;

"WARRANTHOLDERS' REQUEST" means, at any time, an instrument signed in one or more counterparts by Warrantholders holding in the aggregate not fewer than 10% of the then outstanding Warrants, requesting the Trustee to take some action or proceeding specified therein;

"WARRANT INDENTURE", "INDENTURE", "HEREIN", "HEREBY" and similar expressions mean and refer to this indenture and any indenture, deed or instrument supplemental or ancillary hereto; and the expressions "ARTICLE", "SCHEDULE" and "SECTION" followed by a number and/or letter mean and refer to the specified Article, Section or Schedule of this Indenture; and

"WRITTEN ORDER OF THE CORPORATION", "WRITTEN REQUEST OF THE CORPORATION", "WRITTEN CONSENT OF THE CORPORATION", "CERTIFICATE OF THE CORPORATION" and any other document required to be signed by the Corporation means, respectively, a written order, request, consent, certificate or other document signed in the name of the Corporation by any one of the chairman of the board, the vice-chairman of the board, the chief executive officer, the chief financial officer, the president or a vice-president of the Corporation, and may consist of one or more instruments so executed.

1.2      NUMBER AND GENDER

         Unless otherwise expressly provided herein or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3      INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

         The division of this Indenture into Articles, subsections, sections and clauses, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.4      BUSINESS DAY

         In the event that any day on or before which any action is required or permitted to be taken hereunder is not a Business Day, such action shall be required or permitted to be taken on or before the requisite time on the next succeeding day that is a Business Day.

1.5      TIME OF THE ESSENCE

         Time shall be of the essence in all respects in this Indenture and the Warrants.

1.6      APPLICABLE LAW

         This Indenture and the Warrants shall be governed by and construed and enforced in accordance with the laws of Ontario and shall be treated in all respects as Ontario contracts.

1.7      SEVERABILITY

         The invalidity or unenforceability of any particular provision of this Indenture shall not affect or limit the validity or enforceability of the remaining provisions of this Indenture.

1.8      CURRENCY

         All references to currency herein are to Canadian dollars unless otherwise indicated.

1.9      SCHEDULES

         The following schedules are attached to and form part of this
Agreement:

         Schedule A - Form of Warrant Certificate
         Schedule B - Exercise Form
         Schedule C - Form of Transfer

                                   ARTICLE 2

                                ISSUE OF WARRANTS

2.1      ISSUE OF WARRANTS

    (a) A maximum of 4,116,945 Warrants entitling Warrantholders to purchase an aggregate maximum of 4,116,945 Common Shares, or such other kind and amount of Underlying Securities pursuant to the provisions of sections 2.13 and 2.14, as the case may be, are hereby created and authorized to be issued from time to time upon receipt by the Trustee of:

         (i) a copy of a notice pursuant to Section 4.4(b) of the Special Warrant Indenture notifying the Corporation of the due exercise of Special Warrants; or

         (ii) a written order of the Corporation instructing the Trustee to issue Warrants in satisfaction of the due exercise of Compensation Options.

Such notice and the written order of the Corporation shall set out the particulars (including the number and the date of the due exercise) of the exercised Special Warrants and Compensation Options, respectively, the person in whose name the Warrants are to be issued, the address of such person and delivery instructions for the certificate representing the Warrants.

    (b) Upon receipt of a notice or written order of the Corporation pursuant to Section 2.1(a), certificates representing the Warrants to be issued shall be
(i) prepared (reflecting the particulars set out in such notice or order, as the case may be) and executed by the Corporation, (ii) certified by or on behalf of the Trustee and (iii) delivered (in accordance with the instructions set out in the notice or written order of the Corporation, or otherwise by the Warrantholder) by or on behalf of the Trustee, all in accordance with sections
2.3 and 2.4.

    (c) Notwithstanding Section 2.1(a), the Series B Special Warrants shall not be or become exercisable for Underlying Securities unless and until the Corporation's shareholders approve the issue of the underlying securities on or before the 60th day immediately following the date hereof, 2003 and, if such approval is not so granted, the purchase price paid for the Series B Special Warrants shall be held in escrow pursuant to the Special Warrant Indenture.

2.2      FORM AND TERMS OF WARRANTS

    (a) The certificates representing the Warrants (the "Warrant certificates") shall be substantially in the form set out in Schedule A hereto with, subject to the provisions of this Indenture, such additions, variations or omissions as may from time to time be agreed upon between the Corporation and the Trustee, shall be dated as the date of due exercise of the Special Warrant or Compensation Option, as the case may be, as provided to the Trustee pursuant to Section 2.1(a), and shall have such distinguishing letters and numbers as the Corporation may, with the approval of the Trustee, prescribe.

    (b) Each Warrant authorized to be issued hereunder shall entitle the Warrantholder to purchase (subject to section 3.1(b)), for the Exercise Price, one Common Share, or such other kind and amount of Underlying Securities or property calculated pursuant to the provisions of sections 2.13 and 2.14, as the case may be, in accordance with the provisions of this Indenture.

    (c) Each Warrant certificate will be issued only in registered form and no fractional Warrants will be issued or otherwise provided for. Warrant certificates may be issued in any denomination of whole Warrants. All Warrants are, save as to denomination, of like tenor and effect.

    (d) The certificates evidencing the Warrants and any Underlying Securities issuable upon the exercise of the Warrants prior to the expiry of the applicable hold periods, and each certificate issued in transfer thereof, will bear the following legends:

    "UNLESS PERMITTED BY SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE MARCH 29, 2004."

    (e) The certificates evidencing the Warrants and any Underlying Securities issuable on the exercise of the Warrants shall, and the Trustee is hereby directed to, have typed thereon the following legend:

    "THIS SECURITY AND ANY SECURITY FOR WHICH THIS SECURITY IS EXERCISABLE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "1933 ACT") OR ANY APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE TRANSFERRED TO OR EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) OR WITHIN THE UNITED STATES UNLESS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

    (f) The certificates evidencing the Common Shares and any Common Shares issuable upon the exercise of the Warrants prior to the expiry of the applicable hold periods, and each certificate issued in transfer thereof, will bear the following additional legend:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE, HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE.".

2.3      SIGNING OF WARRANT CERTIFICATES

         The Warrant certificates shall be signed by either the Chief Executive Officer or the Chief Financial Officer of the Corporation, and may but need not be under the corporate seal of the Corporation or a reproduction thereof. The signature of such officer may be mechanically reproduced in facsimile and Warrant certificates bearing such facsimile signatures shall be binding upon the Corporation as if they had been manually signed by such officer. Notwithstanding that the person whose manual or facsimile signature appears on any Warrant certificate as such officer may no longer hold office at the date of issue of such Warrant certificate or at the date of certification or delivery thereof, any Warrant certificate signed as aforesaid shall, subject to section 2.4, be valid and binding upon the Corporation and the holder thereof shall be entitled to the benefits of this Indenture.

2.4      CERTIFICATION BY THE TRUSTEE

    (a) No Warrant certificate shall be issued or, if issued, shall be valid for any purpose or entitle the holder to the benefit hereof or thereof until it has been certified by manual signature by or on behalf of the Trustee in the form of the certificate set out in Schedule A and such certification by the Trustee upon any Warrant certificate shall be conclusive evidence as against the Corporation that the Warrant certificate so certified has been duly issued hereunder and the holder is entitled to the benefits hereof.

    (b) The certification of the Trustee on Warrant certificates issued hereunder shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or the Warrants (except the due certification thereof) and the Trustee shall in no respect be liable or answerable for the use made of the Warrants or any of them or of the consideration therefor except as otherwise specified herein.

2.5      WARRANTHOLDER NOT A SHAREHOLDER, ETC.

         The holding of a Warrant shall not be construed as conferring upon a Warrantholder any right or interest whatsoever as a Shareholder nor entitle the Warrantholder to any right or interest in respect thereof including, but not limited to, the right to vote at, to receive notice of or to attend meetings of Shareholders or any other proceedings of the Corporation, or the right to receive dividends and other distributions, except as expressly provided herein.

2.6      ISSUE IN SUBSTITUTION FOR LOST WARRANT CERTIFICATES

    (a) In the case where any Warrant certificate shall become mutilated or be lost, destroyed or stolen, the Corporation, subject to applicable law and section 2.6(b), shall issue and thereupon the Trustee shall certify and deliver a new Warrant certificate of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated certificate, or in lieu of and in substitution for such lost, destroyed or stolen certificate, and the substituted certificate shall be in a form approved by the Trustee and shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Warrant certificates issued or to be issued hereunder.

    (b)  The applicant for the issue of a new certificate pursuant to this section 2.6 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Trustee such evidence of ownership and of the loss, destruction or theft of the certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Trustee in their sole discretion, and such applicant also may be required to furnish an indemnity and/or surety bond in amount and form satisfactory to the Corporation and the Trustee in their sole discretion and shall pay the reasonable charges of the Corporation and the Trustee in connection therewith.

2.7      WARRANTS TO RANK PARI PASSU

         All Warrants shall rank pari passu whatever may be the actual date of issue of same.

2.8      REGISTERS FOR WARRANTS

    (a) The Corporation hereby appoints the Trustee as registrar of the Warrants. The Corporation may hereafter, with the consent of the Trustee, appoint one or more additional registrars of the Warrants.

    (b) The Corporation shall cause to be kept by the Trustee at its principal office in the City of Toronto: (i) a register of holders of Warrants in which shall be entered the names and addresses of the holders and of the number of Warrants held by them; and (ii) a register of transfers of Warrants in which shall be entered the date and other particulars of each transfer of Warrants.

    (c)  No transfer of a Warrant shall be valid unless made by:

         (i) the Warrantholder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee with signatures guaranteed by a Schedule A chartered bank, a Canadian trust company or a member of the medallion guarantee program; or

         (ii) the liquidator of, or a trustee in bankruptcy for, a Warrantholder;

upon compliance with such reasonable requirements as the Trustee and the Corporation may prescribe (including, without limitation, the requirement to provide: (A) evidence of satisfactory compliance with applicable Securities
Laws), and unless recorded on the register of transfers maintained by the Trustee pursuant to section 2.8(b), nor until all stamp taxes or governmental or other charges arising by reason of such transfer have been paid.

    (d) The Trustee will process all proffered transfers and exercises in good faith upon the presumption that such transfer or exercise is permissible pursuant to all applicable legislation and the terms of this Indenture. The transferor and transferee are solely responsible for ensuring compliance with any applicable securities laws, and the Trustee shall have no obligations to ensure compliance with any laws applicable to the issue, transfer or exercise of the Warrants.

2.9      TRANSFEREE ENTITLED TO REGISTRATION

         The transferee of a Warrant shall, after a transfer form substantially in the form Schedule C or such other form acceptable to the Trustee is duly completed and the Warrant is lodged with the Trustee and upon compliance with all other conditions in that regard required by this Indenture or by law, be entitled to have his name entered on the register of Warrantholders as the owner of such Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Warrant, save in respect of equities of which the Corporation or the transferee is required to take notice by statute or by order of a court of competent jurisdiction.

2.10     REGISTERS OPEN FOR INSPECTION

         The registers hereinbefore referred to shall be open at all reasonable times for inspection by the Corporation, the Trustee or any Warrantholder. The Trustee shall, from time to time when requested to do so by the Corporation, furnish the Corporation with a list of the names and addresses of Warrantholders entered in the register of Warrantholders kept by the Trustee and showing the number of Underlying Securities that might then be acquired upon the exercise of the Warrants held by each such Warrantholder.

2.11     EXCHANGE OF WARRANTS; NOTIFICATION DATE

    (a) Warrant certificates may, upon compliance with the reasonable requirements of the Trustee, be exchanged for Warrant certificates in any other authorized denomination representing in the aggregate the same number of Warrants. The Corporation shall sign and the Trustee shall certify, in accordance with sections 2.3 and 2.4, all Warrant certificates necessary to carry out the exchanges contemplated herein.

    (b) Warrant certificates may be exchanged only at the principal office of the Trustee in the City of Toronto or at any other place that is designated by the Corporation with the approval of the Trustee. Any Warrant certificates tendered for exchange shall be surrendered to the Trustee and cancelled.

    (c) No charge will be levied by the Corporation or the Trustee upon a presenter of a Warrant certificate pursuant to this Indenture for the transfer of any Warrant or for the exchange of any Warrant certificate but reimbursement to the Trustee or the Corporation for any and all taxes or governmental or other charges required to be paid shall be made by the person requesting such exchange as a condition precedent to such exchange.

    (d) The Corporation shall provide advance written notice of the Notification Date to the Trustee.

2.12     OWNERSHIP OF WARRANTS

         The Corporation and the Trustee shall deem and treat the Warrantholder of any Warrant certificate as the absolute owner of the Warrant represented thereby for all purposes, and the Corporation and the Trustee shall not be affected by any notice or knowledge to the contrary except where the Corporation or the Trustee is required to take notice by statute or by order of a court of competent jurisdiction. A Warrantholder shall be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate Warrantholder thereof and all persons may act accordingly and the receipt by any such Warrantholder of Underlying Securities pursuant thereto shall be a good discharge to the Corporation and the Trustee for the same and neither the Corporation nor the Trustee shall be bound to inquire into the title of any such Warrantholder except where the Corporation or the Trustee is required to take notice by statute or by order of a court of competent jurisdiction.

2.13     ADJUSTMENT OF EXERCISE RIGHTS

         The Exercise Price per Common Share and the number of Common Shares which may be subscribed for upon exercise of a Warrant shall be subject to adjustment from time to time upon the occurrence of any of the events and in the manner provided as follows:

    (a) If and whenever at any time prior to the Time of Expiry, the Corporation shall:

         (i) declare a dividend or make a distribution on its Common Shares payable in Common Shares (or securities exchangeable for or convertible into Common Shares), other than a dividend (other than a stock dividend) paid in the ordinary course; or

         (ii) subdivide or change its outstanding Common Shares into a greater number of Common Shares; or

         (iii) reduce, combine or consolidate its outstanding Common Shares into a lesser number,

         (any of such events in these sections 2.13(a)(i), (ii) and (iii) being called a "Share Reorganization"), then effective immediately after the record date or effective date, as the case may be, at which the holders of Common Shares are determined for the purposes of the Share Reorganization the Exercise Price shall be adjusted to a price determined by multiplying the applicable Exercise Price in effect on such effective date or record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date before giving effect to such Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of additional Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares immediately after giving effect to such Share Reorganization).

    (b) If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the issuing of rights, options or warrants to all or substantially all of the holders of the Common Shares entitling them for a period expiring not more than 45 days after such record date (the "Rights Period") to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) which is less than 95% of the Current Market Price per Common Share (as hereinafter defined) on the record date for such issue (any of such events being called a "Rights Offering"), then effective immediately after the end of the Rights Period the Exercise Price shall be adjusted to a price determined by multiplying the applicable Exercise Price in effect at the end of the Rights Period by a fraction the numerator of which shall be the sum of:

         (i) the number of Common Shares outstanding as of the record date for the Rights Offering; and

         (ii) a number determined by dividing (A) either the product of (i) the number of Common Shares issued during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering and (ii) the price at which such Common Shares are issued, or, as the case may be, the product of (iii) the number of Common Shares for or into which the convertible or exchangeable securities issued during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering are exchangeable or convertible and (iv) the exchange or conversion price of the convertible or exchangeable securities so issued, by (B) the Current Market Price per Common Share as of the record date for the Rights Offering, and the denominator of which shall be the number of Common Shares outstanding (including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering) or which would be outstanding upon the conversion or exchange of all convertible or exchangeable securities issued during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering, as applicable, in each case after giving effect to the Rights Offering.

         Common Shares owned by or held (otherwise than as security) for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation.

    (c) If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the payment, issue or distribution to all or substantially all of the holders of the Common Shares of (i) a dividend, (ii) cash or assets (including evidences of the Corporation's indebtedness), or (iii) rights or other securities (including without limitation, securities convertible into or exchangeable for Common Shares), and such payment, issue or distribution does not constitute a dividend (other than a stock dividend) paid in the ordinary course, a Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"), the Exercise Price shall be adjusted effective immediately after such record date to a price determined by multiplying the applicable Exercise Price in effect on such record date by a fraction:

                  (i)      the numerator of which shall be:

                           (A) the product of the number of Common Shares outstanding on such record date and the Current Market Price per Common Share on such record date; less

                           (B) the fair market value, as determined by action of the directors (whose determination shall be conclusive) and subject to the prior approval of the TSX, to the holders of the Common Shares of such dividend, cash, assets, rights or securities so paid, issued or distributed less the fair market value, as determined by action of the directors (whose determination shall be conclusive) and subject to the prior approval of the TSX, of the consideration, if any, received therefor by the Corporation, and

                  (ii) the denominator of which shall be the number of Common Shares outstanding on such record date multiplied by the Current Market Price per Common Share on such record date.

         Any Common Shares owned by or held (otherwise than as security) for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such payment, issuance or distribution is not so made, the Exercise Price shall be readjusted effective immediately to the Exercise Price which would then be in effect based upon such payment, issuance or distribution actually made.

    (d) If and whenever at any time prior to the Time of Expiry there shall be a reorganization, reclassification or other change of Common Shares outstanding at such time or change of the Common Shares into other shares or into other securities (other than a Share Reorganization), or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the outstanding Common Shares or a change or exchange of the Common Shares into or for other shares), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity in which the holders of Common Shares are entitled to receive shares, other securities or property, including cash, (any of such events being herein called a "Capital Reorganization"), any holder who exercises his right to subscribe for and purchase Common Shares pursuant to the exercise of Warrants after the effective date of such Capital Reorganization shall be entitled to receive, and shall accept for the same aggregate consideration in lieu of the number of Common Shares to which such holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property, including cash, which such holder would have received as a result of such Capital Reorganization had he exercised his right to acquire Underlying Securities immediately prior to the effective date or record date, as the case may be, of the Capital Reorganization and had he been the holder of such Underlying Securities on such effective date or record date, as the case may be, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in sections 2.13(b) and 2.13(c). If determined appropriate by the directors, acting reasonably, subject to the prior approval of the TSX, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this section 2.13, with respect to the rights and interests thereafter of the holder of a Warrant to the end that the provisions set forth in this section 2.13 shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property, including cash, thereafter deliverable upon the exercise of the Warrant. Any such adjustment shall be made by and set forth in an agreement supplemental hereto approved by action by the directors, acting reasonably, subject to the prior approval of the TSX, and shall for all purposes be conclusively deemed to be an appropriate adjustment.

    (e) In case the Corporation after the date of issue of the Warrants shall take any action affecting the Common Shares, other than action described in this section 2.13, which in the opinion of the directors, acting reasonably, would materially adversely affect the rights of the Warrantholders, the Exercise Price or the number of Common Shares purchaseable upon exercise shall be adjusted in such manner, if any, and at such time, by action by the directors, acting reasonably, as they may determine to be equitable in the circumstances, but subject in all cases to subject to the prior approval of the TSX and any other necessary regulatory approval.

2.14     ADJUSTMENT RULES

         For the purposes of section 2.13, any adjustment shall be made successively whenever an event referred to therein shall occur, subject to the following provisions:

    (a)  all calculations shall be made to the nearest 1/100th of a Common
         Share;

    (b) no adjustment to an Exercise Price shall be required unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price and no adjustment in the number of Common Shares purchasable upon exercise of the Warrants will be required to be made unless the cumulative effect of such adjustment or adjustments would change the number of Common Shares purchasable upon the exercise of a Warrant by at least one one-hundredth of a Common Share and, for greater clarity, any adjustment which, except for the qualification of this section, would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, however, that in no event shall the Corporation be obligated to issue fractional Common Shares or fractional interests in Common Shares upon exercise of a Warrant or pay any amount in cash in lieu of issuing fractional Common Shares;

    (c) if a dispute shall at any time arise with respect to adjustments to the Exercise Price or the number of Common Shares purchaseable pursuant to the exercise rights represented by a Warrant, such disputes shall be conclusively determined by the Corporation's auditors or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the directors and any such determination, subject to the prior approval of the TSX, shall be conclusive evidence of the correctness of any adjustments made;

    (d) if the Corporation shall set a record date to determine the holders of its Common Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights, options or warrants and shall thereafter and before the distribution to such Shareholders of any such dividend, distribution or subscription or purchase rights legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Common Shares purchaseable upon exercise of the Warrant shall be required by reason of the setting of such record date; and

    (e) "Current Market Price per Common Share", at any date, means the weighted average price per Common Share at which the Common Shares have traded on the TSX (or, if the Common Shares are not so listed, then on the stock exchange or NASDAQ on which the Common Shares are listed or quoted on which the greatest volume of Common Shares were traded during the period referenced below or, if the Common Shares are not so listed or quoted on any stock exchange or NASDAQ, then on the over-the-counter market on which the Common Shares are traded as selected by action of the directors acting reasonably for such purpose), during the 20 most recent trading days ending on the fifth trading day before such date on which there has occurred at least one trade of at least one board lot of Common Shares prior to such date, such weighted average price to be determined by dividing the aggregate sale price of all Common Shares sold in board lots on such exchange or market, as the case may be, during the said 20 trading days, by the number of Common Shares so sold.

2.15     PROCEEDINGS PRIOR TO ANY ACTION REQUIRING ADJUSTMENT

         As a condition precedent to the taking of any action which would require an adjustment pursuant to section 2.13, the Corporation shall take any action that may, in the opinion of counsel, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable all the Underlying Securities that the Warrantholders are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

2.16     NOTICE OF ADJUSTMENT OF EXERCISE RIGHTS

    (a) At least seven days prior to the effective date or record date, as the case may be, of any event that requires or that may require an adjustment in any of the exercise rights pursuant to any of the Warrants, including the number of Underlying Securities that may be acquired upon the exercise thereof, the Corporation shall:

         (i) file with the Trustee a certificate of the Corporation specifying the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment; and

         (ii) give notice to the Warrantholders of the particulars of such event and, if determinable, the required adjustment.

    (b) In case any adjustment for which a notice in section 2.16(a) has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable:

         (i) file a certificate of the Corporation with the Trustee showing how such adjustment was computed; and

         (ii)     give notice to the Warrantholders of the adjustment.

    (c) The Trustee may act and rely for all purposes upon any certificates and any other documents filed by the Corporation pursuant to this section 2.16.

2.17     NO DUTY TO INQUIRE

         Except as provided in section 8.2, the Trustee shall not at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist which may require any adjustment contemplated by sections 2.13 and 2.14, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same, but shall be entitled to rely absolutely upon any adjustment calculation of the Corporation or the Corporation's auditors.

                                    ARTICLE 3

                              EXERCISE OF WARRANTS

3.1      METHOD OF EXERCISE OF WARRANTS

    (a) A Warrantholder may during the Exercise Period exercise the right thereby conferred on such holder to purchase the Underlying Securities to which such Warrant entitles the holder, by surrendering the certificate representing such Warrant to the Trustee at any time during the Exercise Period at its principal stock and bond transfer office in the City of Toronto (or at such additional place or places as may be decided by the Corporation from time to time with the approval of the Trustee) with: (i) a duly completed and executed exercise form substantially in the form set out on Schedule B; and (ii) a certified cheque, bank draft or money order payable at par to the order of Hemosol Inc. in the amount of the aggregate exercise price of the Common Shares issuable on exercise of the holder's Warrants. A certificate representing such Warrant with the duly completed and executed exercise form shall be deemed to be surrendered only upon personal delivery thereof to, or if sent by mail or other means of transmission upon actual receipt thereof by, the Trustee. If the Warrantholder subscribes for a lesser number of Underlying Securities than the number of shares referred to in the holder's Warrant certificate, the holder shall be entitled to receive a new Warrant certificate in respect of the balance of the Warrants in respect of Underlying Securities referred to in the surrendered Warrant certificate but not subscribed for.

    (b) Any exercise form referred to in section 3.1(a) shall be signed by the Warrantholder. If any of the Underlying Securities issuable upon the exercise of Warrants by a holder are to be issued to a person or persons other than the Warrantholder, the signatures set out in the exercise form referred to in section 3.1(a) shall be guaranteed by a Schedule A chartered bank, a Canadian trust company or a member of the Medallion Guarantee Program and the Warrantholder shall pay to the Corporation or the Trustee all applicable transfer or similar taxes and the Corporation shall not be required to issue or deliver certificates evidencing Underlying Securities unless or until such Warrantholder shall have paid to the Corporation or the Trustee on behalf of the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid or that no tax is due. The exercise form shall be completed to specify the person or persons in whose name or names the Underlying Securities to be issued upon exercise are to be registered, such person's or persons' address or addresses and the number of Underlying Securities to be issued to each person if more than one is so specified.

3.2      EXPIRATION OF WARRANTS

    (a) If at the Time of Expiry the holder of a Warrant certificate has not exercised his right to purchase Underlying Securities during the Exercise Period in accordance with the provisions of section 3.1, the Warrants held by such Warrantholder shall be deemed to have expired. All rights under such expired Warrant in respect of which the right of exercise and purchase has not been exercised shall wholly cease and terminate and such Warrant shall be void and of no effect.

    (b) At least 25 days prior to the Time of Expiry, the Corporation shall give notice to the Warrantholders of the Time of Expiry.

3.3      EFFECT OF EXERCISE OF WARRANTS

    (a) Upon compliance by the Warrantholder with the provisions of section 3.1, the Underlying Securities issuable upon the exercise of the Warrants shall be deemed to have been issued and the person to whom such Underlying Securities are to be issued shall be deemed to have become the holder of record of such Underlying Securities on the Exercise Date unless the transfer registers of the Corporation for the Underlying Securities shall be closed on such date, in which case the Underlying Securities subscribed for shall be deemed to have been issued and such person shall be deemed to have become the holder of record of such Underlying Securities on the date on which such transfer registers are reopened.

    (b) Forthwith following the due exercise by a Warrantholder of Warrants in accordance with section 3.1, the Trustee shall deliver to the Corporation a notice setting out the particulars of the Warrants exercised, the person in whose name the Underlying Securities are to be issued and the address of such person.

    (c)  Within three Business Days of receipt of the notice referred to in section 3.3(b), the Corporation shall cause to be mailed to the person in whose name the Underlying Securities issuable upon the exercise of the Warrants are to be issued, as specified in the completed exercise form, at the address specified therein, or, if not so specified in such exercise form, cause to be held for pick up by such person at the Trustee's principal stock and bond transfer office in the City of Toronto (or at such additional place as may be decided by the Corporation from time to time with the approval of the Trustee), a certificate or certificates for the Underlying Securities to which the Warrantholder is entitled.

    (d) If at the time of any exercise of the Warrants there exist trading restrictions on the Underlying Securities pursuant to applicable Securities Laws, the Corporation may, upon the advice of counsel, endorse any certificates representing the Underlying Securities to such effect.

3.4      CANCELLATION OF WARRANT CERTIFICATES

         All Warrant certificates surrendered to the Trustee pursuant to section 2.6, 2.11 or 3.1 shall be cancelled by the Trustee. The Trustee shall, if required by the Corporation, furnish the Corporation with a certificate identifying the Warrant certificates so cancelled and deemed to have been cancelled. All Warrants represented by Warrant certificates that have been cancelled or have been deemed to have been cancelled pursuant to this section 3.4 shall be without further force or effect whatsoever.

3.5      NO FRACTIONAL SHARES

         Notwithstanding anything herein contained, including any adjustment provided for in Article 2, the Corporation shall not be required, upon the exercise of any Warrants, to issue fractional Underlying Securities or to distribute certificates which evidence fractional Underlying Securities. The Corporation will not pay any amount in cash in lieu of issuing fractional Common Shares.

3.6      RESTRICTIONS ON EXERCISE TO ENSURE COMPLIANCE WITH THE U.S. SECURITIES
         ACT

         The Warrants and the Underlying Securities to be issued upon the exercise of Warrants have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States and Warrants may not be exercised by or on behalf of any U.S. Person unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available. Accordingly, neither the Corporation nor the Trustee shall be obligated to or will accept subscriptions for Underlying Securities pursuant to the exercise of Warrants from any holder who does not certify that it is not a U.S. Person and is not exercising such Warrants on behalf of or for the account of a U.S. Person in the absence of an opinion of United States counsel to the effect that the issuance of the Underlying Securities upon such exercise is exempt from registration under the U.S. Securities Act.

3.7      U.S. LEGEND

         All certificates representing Underlying Securities delivered upon exercise of Warrants by any person who is, or who the Corporation or the Trustee has reasonable grounds to believe is, a U.S. Person or acting on behalf or for the account of a U.S. Person, will have endorsed thereon the legend set forth in section 2.2(e) of this Indenture.

                                    ARTICLE 4

                                    COVENANTS

4.1      GENERAL COVENANTS

         The Corporation covenants with the Trustee that so long as any Warrants remain outstanding it will:

    (a) at all times maintain its corporate existence and carry on and conduct its business in accordance with good business practice and will keep or cause to be kept proper books of account in accordance with generally accepted accounting practice;

    (b) use its reasonable best efforts to maintain its status as a reporting issuer (or its equivalent) not in default under, and not be in default in any material respect of the applicable requirements of, securities legislation in each of the provinces of Canada, from the date hereof up to and including the Expiry Date;

    (c) if in the opinion of counsel, any instrument is required to be filed with or any permission, order or ruling is required to be obtained from any Canadian securities regulatory authority or any other step is required under any Canadian federal or provincial law before any securities or property to which a holder is entitled to receive pursuant to the exercise of a Warrant may properly and legally be delivered upon the due exercise of a Warrant, use its best efforts to make such filing, obtain such permission, order or ruling and take all such action, at its expense, as is required or appropriate in the circumstances;

    (d) file with the Trustee, upon the written request of the Trustee, copies of all financial statements and other material furnished to the holders of Common Shares after the date of this Indenture;

    (e) reserve and keep available a sufficient number of Underlying Securities to satisfy the rights of acquisition provided for herein;

    (f) cause the Underlying Securities from time to time subscribed and paid for pursuant to the Warrants in the manner herein provided and the certificates representing such Underlying Securities to be duly issued and delivered in accordance with the Warrants and the terms hereof;

    (g) ensure that all Common Shares that shall be issued upon exercise of the right to purchase provided for herein, upon payment of the Exercise Price, shall be issued as fully paid and non-assessable and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof;

    (h) use its reasonable efforts to maintain the listing of the Common Shares on the TSX and to ensure that the Common Shares issuable upon the exercise of the Warrants will be listed and posted for trading on such exchange simultaneously with or as soon as practicable following their issue; and

    (i) perform all its covenants and carry out all of the acts or things to be done by it as provided in this Indenture.

         The Corporation and the Trustee acknowledge and agree that (i) none of the foregoing covenants shall be interpreted or applied so as to prohibit or restrict or otherwise limit the Corporation's ability, right and authority to undertake or implement one or more of the actions contemplated by sections 2.13 or 7.2; and (ii) the foregoing covenants shall be interpreted and applied following each of such actions with reference to any successor to the Corporation and with reference to any securities into which the Common Shares and/or the Warrants may be changed or for which they may be exercisable as a result of such action or actions.

4.2      NOTICE TO SECURITIES REGULATORY AUTHORITIES

         The Corporation will give written notice of the issue of Underlying Securities pursuant to the exercise of Warrants, in such detail as may be required, to the TSX and to each Securities Commission requiring the giving of any such notice.

4.3      TRUSTEE'S REMUNERATION AND EXPENSES

         The Corporation covenants that it will pay to the Trustee the fees agreed to by the Corporation and the Trustee from time to time for its services hereunder and will pay or reimburse the Trustee upon its request for all reasonable expenses and disbursements of the Trustee in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its counsel and all other advisers, experts, accountants and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Trustee hereunder shall be finally and fully performed, except any such expense or disbursement in connection with or related to or required to be made as a result of the gross negligence, wilful misconduct or bad faith of the Trustee. Any amount due under this section and unpaid thirty days after request for such payment shall bear interest from the expiration of such thirty days at a rate per annum equal to the then current rate charged by the Trustee from time to time, payable on demand.

4.4      PERFORMANCE OF COVENANTS BY TRUSTEE

         If the Corporation shall fail to perform any of its covenants contained in this Indenture and the Corporation has not rectified such failure within 15 Business Days after receiving written notice from the Trustee of such failure, the Trustee may notify the Warrantholders of such failure on the part of the Corporation or may itself perform any of the said covenants capable of being performed by it, but shall be under no obligation to perform said covenants or to notify the Warrantholders of such performance by it. All reasonable sums expended or disbursed by the Trustee in so doing shall be repayable as provided in section 4.3. No such performance, expenditure or disbursement by the Trustee shall be deemed to relieve the Corporation of any default hereunder or of its continuing obligations under the covenants herein contained.

                                    ARTICLE 5

                                   ENFORCEMENT

5.1      SUITS BY WARRANTHOLDERS

         All or any of the rights conferred upon a Warrantholder by the terms of this Indenture may be enforced by such Warrantholder by appropriate legal proceedings, but subject to the rights that are hereby conferred upon the Trustee and subject to the provisions of section 6.10.

5.2      IMMUNITY OF SHAREHOLDERS, ETC.

         The Trustee and, by the acceptance of the Warrant certificates and as part of the consideration for the issue of the Warrants, the Warrantholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any person in his capacity as an incorporator or any past, present or future Shareholder or other securityholder, director, officer, employee or agent of the Corporation for the creation and issue of the Underlying Securities pursuant to any Warrant or on any covenant, agreement, representation or warranty by the Corporation herein contained. The foregoing shall, with respect to the officers and directors of the Corporation, be subject to rights of action for rescission or damages which Warrantholders may have pursuant to applicable Securities Laws.

5.3      LIMITATION OF LIABILITY

         The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the directors or Shareholders or any of the past, present or future directors or Shareholders of the Corporation or any of the past, present or future officers, employees or agents of the Corporation, but only the property of the Corporation shall be bound in respect hereof.

                                    ARTICLE 6

                           MEETINGS OF WARRANTHOLDERS

6.1      RIGHT TO CONVENE MEETINGS

         The Trustee may at any time and from time to time, and shall on receipt of a written request of the Corporation or of a Warrantholders' Request, convene a meeting of the Warrantholders provided that the Trustee is indemnified and funded to its reasonable satisfaction by the Corporation or by the Warrantholders signing such Warrantholders' Request against the costs, charges, expenses and liabilities that may be incurred in connection with the calling and holding of such meeting. If within five Business Days after the receipt of a written request of the Corporation or a Warrantholders' Request and funding and indemnity given as aforesaid the Trustee fails to give the requisite notice specified in section 6.2 to convene a meeting, the Corporation or such Warrantholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Toronto or at such other place as may be approved by the Trustee.

6.2      NOTICE

         At least 15 days' prior notice of any meeting of Warrantholders shall be given to the Warrantholders in the manner provided for in section 9.1 and a copy of such notice shall be delivered to the Trustee unless the meeting has been called by it, and to the Corporation unless the meeting has been called by it. Such notice shall state the time and place of the meeting, the general nature of the business to be transacted and shall contain such information as is reasonably necessary to enable the Warrantholders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 6. The notice convening any such meeting may be signed by an appropriate officer of the Trustee or of the Corporation or the person designated by such Warrantholders, as the case may be.

6.3      CHAIR

         The Trustee may nominate in writing an individual to be Chair of the meeting and if no individual is so nominated, or if the individual so nominated is not present within 15 minutes after the time fixed for the holding of the meeting, the Warrantholders present in person or by proxy shall appoint an individual present to be Chair.

6.4      QUORUM

         Subject to the provisions of section 6.11, at any meeting of the Warrantholders a quorum shall consist of Warrantholders present in person or represented by proxy and holding or representing at least 10% of the aggregate number of Warrants then unexercised and outstanding, provided that at least two persons entitled to vote thereat are personally present. If a quorum of the Warrantholders shall not be present within one half-hour from the time fixed for holding any meeting, the meeting, if summoned by the Warrantholders or on a Warrantholders' Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week at the same time and place to the extent possible and, subject to the provisions of section 6.11, no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. At the adjourned meeting the Warrantholders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not hold or represent at least 10% of the aggregate number of Warrants then unexercised and outstanding. No business shall be transacted at any meeting unless a quorum is present at the commencement of business.

6.5      POWER TO ADJOURN

         The Chair of any meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

6.6      SHOW OF HANDS

         Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an extraordinary resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the Chair that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

6.7      POLL AND VOTING

         On every extraordinary resolution, and when demanded by the Chair or by one or more of the Warrantholders acting in person or by proxy on any other question submitted to a meeting and after a vote by show of hands, a poll shall be taken in such manner as the Chair shall direct. Questions other than those required to be determined by extraordinary resolution shall be decided by 51% of the votes cast on a poll. On a show of hands, every person who is present and entitled to vote, whether as a Warrantholder or as proxy for one or more absent Warrantholders, or both, shall have one vote. On a poll, each Warrantholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each unexercised Warrant held by him (or held by the Warrantholder appointing him as proxy). A proxyholder need not be a Warrantholder. The Chair of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Warrants, if any, held or represented by him.

6.8      REGULATIONS

    (a) Subject to the provisions of this Indenture, the Trustee or the Corporation with the approval of the Trustee may from time to time make and from time to time vary such regulations as it shall consider necessary or appropriate:

    (b) for the deposit of instruments appointing proxies at such place and time as the Trustee, the Corporation or the Warrantholders convening the meeting, as the case may be, may in the notice convening the meeting direct;

    (c) for the deposit of instruments appointing proxies at some approved place other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed or telecopied before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

    (d)  for the form of the instrument of proxy; and

    (e) generally for the calling of meetings of Warrantholders and the conduct of business thereat.

         Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Warrantholder, or be entitled to vote or be present at the meeting in respect thereof (subject to section 6.9), shall be Warrantholders or persons holding proxies of Warrantholders.

6.9      CORPORATION, TRUSTEE AND COUNSEL MAY BE REPRESENTED

         The Corporation and the Trustee, by their respective employees, directors and officers, and the counsel for each of the Corporation, the Warrantholders and the Trustee may attend any meeting of the Warrantholders and speak thereto but shall have no vote as such.

6.10     POWERS EXERCISABLE BY EXTRAORDINARY RESOLUTION

         In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, the Warrantholders at a meeting shall have the power, exercisable from time to time by extraordinary resolution:

    (a) to amend or repeal any extraordinary resolution previously passed or sanctioned by the Warrantholders;

    (b) to direct or authorize the Trustee, subject to receipt of funding and indemnity, to enforce any of the covenants on the part of the Corporation contained in this Indenture or to enforce any of the rights of the Warrantholders in any manner specified in such extraordinary resolution or to refrain from enforcing any such covenant or right;

    (c) to agree to any modification, abrogation, alteration, compromise, or arrangement of the rights of the Warrantholders whether arising under this Indenture, or otherwise at law, including the rights of the Trustee in its capacity as trustee hereunder or on behalf of the Warrantholders against the Corporation, which has been agreed to by the Corporation;

    (d) to assent to any change in or omission from the provisions contained in this Indenture or the Warrant certificates or any ancillary or supplemental instrument which is agreed to by the Corporation, and to authorize the Trustee to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

    (e) to assent to a compromise or arrangement with a creditor or creditors or a class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation.

    (f) to waive and direct the Trustee to waive any default on the part of the Corporation in complying with any provisions of this Indenture, either unconditionally or upon any conditions specified in such extraordinary resolution;

    (g) to restrain any Warrantholder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the covenants on the part of the Corporation contained in this Indenture or to enforce any of the rights of the Warrantholders;

    (h) to direct any Warrantholder who, as such, has brought any suit, action or proceeding to stay or discontinue or otherwise deal with any such suit, action or proceeding, upon payment of the costs, charges and expenses reasonably and properly incurred by such Warrantholder in connection therewith; and

    (i) power from time to time and at any time to remove the Trustee and appoint a successor trustee.

6.11     MEANING OF EXTRAORDINARY RESOLUTION

    (a) The expression "extraordinary resolution" when used in this Indenture means, subject as hereinafter in this section 6.11 and in section 6.14 provided, a resolution proposed at a meeting of Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article 6 at which there are present in person or represented by proxy Warrantholders holding at least 25% of the aggregate number of then outstanding unexercised Warrants and passed by the affirmative votes of Warrantholders holding not less than 66 2/3% of the aggregate number of outstanding unexercised Warrants represented at the meeting and voted on a poll upon such resolution.

    (b) If, at any meeting called for the purpose of passing an extraordinary resolution, Warrantholders holding at least 25% of the aggregate number of then outstanding unexercised Warrants are not present in person or by proxy within one half-hour after the time appointed for the meeting, then the meeting, if convened by Warrantholders or on a Warrantholders' Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than four or more than 10 Business Days later, and to such place and time as may be appointed by the Chair. Not less than three Business Days' prior notice shall be given of the time and place of such adjourned meeting in the manner provided in section 9.1. Such notice shall state that at the adjourned meeting the Warrantholders present in person or represented by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Warrantholders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in section 6.11(a) shall be an extraordinary resolution within the meaning of this Indenture notwithstanding that Warrantholders holding at least 25% of the aggregate number of then outstanding unexercised Warrants are not present in person or represented by proxy at such adjourned meeting.

    (c) Votes on an extraordinary resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.

6.12     POWERS CUMULATIVE

         It is hereby declared and agreed that any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Warrantholders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Warrantholders to exercise such powers or combination of powers then or thereafter from time to time.

6.13     MINUTES

         Minutes of all resolutions and proceedings at every meeting of Warrantholders shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the reasonable expense of the Corporation, and any such minutes as aforesaid, if signed by the Chair of the meeting at which such resolutions were passed or proceedings held, or by the Chair of the next succeeding meeting of the Warrantholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

6.14     INSTRUMENTS IN WRITING

         All actions that may be taken and all powers that may be exercised by the Warrantholders at a meeting held as provided in this Article 6 also may be taken and exercised by Warrantholders holding, in the case of such actions and powers not requiring an extraordinary resolution, at least 51%, and, in the case of such actions and powers requiring an extraordinary resolution, at least 66K%, of the aggregate number of then outstanding unexercised Warrants by an instrument in writing signed in one or more counterparts by such Warrantholders in person or by attorney duly appointed in writing, and the expression "extraordinary resolution" when used in this Indenture shall include an instrument so signed.

6.15     BINDING EFFECT OF RESOLUTIONS

         Every resolution and every extraordinary resolution passed in accordance with the provisions of this Article 6 at a meeting of Warrantholders shall be binding upon all the Warrantholders, whether present at or absent from such meeting, and every instrument in writing signed by Warrantholders in accordance with section 6.14 shall be binding upon all the Warrantholders, whether signatories thereto or not, and each and every Warrantholder and the Trustee (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing. After becoming aware of an instrument in writing, the Trustee shall give notice in the manner contemplated in section 9.1 of the effect of the instrument in writing to all Warrantholders and the Corporation as soon as is reasonably practicable.

6.16     HOLDINGS BY THE CORPORATION OR
         SUBSIDIARIES OF THE CORPORATION DISREGARDED

         In determining whether Warrantholders (or their proxies) holding or representing the required number of Warrants are present at a meeting of Warrantholders for the purpose of determining a quorum or have concurred in any consent, waiver, extraordinary resolution, Warrantholders' Request or other action under this Indenture, Warrants owned legally or beneficially by the Corporation or any associate or affiliate (as those terms are defined in the Securities Act (Ontario)) of the Corporation shall be disregarded.

                                    ARTICLE 7

                             SUPPLEMENTAL INDENTURES

7.1      SUPPLEMENTAL INDENTURES

         From time to time the Corporation and the Trustee may, subject to the provisions of this Indenture, and shall, when so directed by this Indenture, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

    (a)  setting forth adjustments in the application of Article 2;

    (b) adding to the provisions hereof such additional covenants and enforcement provisions as in the opinion of counsel are necessary or advisable, provided that the same are not in the opinion of the Trustee, relying on the opinion of counsel, and subject to the prior approval of the TSX, prejudicial to the interests of the Warrantholders as a group;

    (c)  giving effect to any extraordinary resolution passed as provided in
         Article 6;

    (d) making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of the Trustee, relying on the opinion of counsel, and subject to the prior approval of the TSX, prejudicial to the interests of the Warrantholders as a group;

    (e) adding to or amending the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrants, and making any modification in the forms of the certificates for the Warrants that does not affect the substance thereof;

    (f) making any additions to, deletions from or alterations of the provisions of this Indenture which, in the opinion of the Trustee, and subject to the prior approval of the TSX, do not materially and adversely affect the interests of the Warrantholders and are necessary or advisable in order to incorporate, reflect or comply with any Applicable Legislation; and

    (g) for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors or omissions herein, provided that, in the opinion of the Trustee, relying on the opinion of counsel, and subject to the prior approval of the TSX, the rights of the Trustee and of the Warrantholders as a group are not prejudiced thereby.

7.2      SUCCESSOR CORPORATIONS

         In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another person (a "successor"), forthwith following the occurrence of such event the successor resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not the Corporation) shall expressly assume, by supplemental indenture satisfactory in form to the Trustee and executed and delivered to the Trustee, the due and punctual performance and observance of each and every covenant and condition of this Indenture to be performed and observed by the Corporation, and in any event, shall be bound by the provisions hereof and all obligations for the due and punctual performance and observance of each and every covenant and obligation contained in this Indenture to be performed by the Corporation.

                                    ARTICLE 8

                             CONCERNING THE TRUSTEE

8.1      TRUST INDENTURE LEGISLATION

    (a) In this Article, the term "Applicable Legislation" means the provisions, if any, of the Business Corporations Act (Ontario) and any other statute of Canada and the regulations under any such named or other statute relating to trust indentures and/or to the rights, duties and obligations of trustees and of corporations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture.

    (b) If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail.

    (c) The Corporation and the Trustee agree that each will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefit of Applicable Legislation.

8.2      RIGHTS AND DUTIES OF TRUSTEE

    (a) In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the Warrantholders and shall exercise the degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. No provision of this Indenture shall be construed to relieve the Trustee from, or require any other person to indemnify the Trustee against, liability for its own gross negligence, wilful misconduct or bad faith.

    (b) Subject only to section 8.2(a), the Trustee shall not be bound to do or take any act, action or proceeding for the enforcement of any of the obligations of the Corporation under this Indenture unless and until it shall have received a Warrantholders' Request specifying the act, action or proceeding that the Trustee is requested to take. The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Warrantholders hereunder shall be conditional upon the Warrantholders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

    (c) The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Warrantholders, at whose instance it is acting, to deposit with the Trustee the Warrants held by them, for which Warrants the Trustee shall issue receipts.

    (d) Every provision of this Indenture that by its terms relieves the Trustee of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation, of this section 8.2 and of section 8.3.

8.3      EVIDENCE, EXPERTS AND ADVISERS

    (a) In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation shall furnish to the Trustee such additional evidence of compliance with any provision hereof in such form as may be prescribed by Applicable Legislation, or as the Trustee may reasonably require by written notice to the Corporation.

    (b) In the exercise of its rights and duties hereunder, the Trustee may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports, written requests, consents or orders of the Corporation, certificates of the Corporation or other evidence furnished to the Trustee, provided that such evidence complies with Applicable Legislation and the Trustee examines the same and determines that such evidence complies with the applicable requirements of this Indenture.

    (c)  Whenever Applicable Legislation requires that evidence referred to in section 8.3(a) be in the form of a statutory declaration, the Trustee may accept such statutory declaration in lieu of a certificate of the Corporation required by any provision hereof. Any such statutory declaration may be made by one or more of the chief executive officer, any vice-president or treasurer of the Corporation.

    (d) Proof of the execution of an instrument in writing, including a Warrantholders' Request, by any Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner that the Trustee may consider adequate.

    (e) The Trustee may employ or retain such counsel, accountants or other experts or advisers as it may reasonably require for the purpose of determining and discharging its duties hereunder, may act on and rely upon the advice or opinions so obtained and may pay reasonable remuneration for all services so performed by any of them (any such remuneration paid by the Trustee to be repaid by the Corporation to the Trustee in accordance with section 4.3), without taxation of costs of any counsel, and shall not be responsible for any misconduct on the part of any of them.

8.4      DOCUMENTS HELD BY TRUSTEE

    (a) Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any Canadian chartered bank or trust company or deposited for safekeeping with any such bank or trust company.

    (b) Unless herein otherwise expressly provided, any money held pending the application or withdrawal thereof under any provision of this Indenture may be deposited in the name of the Trustee in any Schedule 1 Canadian chartered bank at the rate of interest then current on similar deposits or, with the consent of the Corporation, may be:

         (i) deposited in the deposit department of the Trustee or of any other loan or trust company authorized to accept deposits under the laws of Canada or a province thereof; or

         (ii) invested in securities issued or guaranteed by the Government of Canada or a province thereof or in obligations, maturing not more than one year from the date of investment, of any
                  Schedule 1 Canadian chartered bank.

    (c) Unless the Corporation is in default hereunder, all interest or other income received by the Trustee in respect of deposits and investments will belong to the Corporation.

8.5      ACTIONS BY TRUSTEE TO PROTECT INTERESTS

         The Trustee shall have the power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Warrantholders.

8.6      TRUSTEE NOT REQUIRED TO GIVE SECURITY

         The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise.

8.7      PROTECTION OF TRUSTEE

         By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

    (a) The Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture, in the legends in the Warrant certificates, or in the Warrant certificates (except the representation contained in section 8.9) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation.

    (b) Nothing herein contained shall impose any obligation on the Trustee to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto.

    (c) The Trustee shall not be bound to give notice to any person of the execution hereof.

    (d) The Trustee shall not incur any liability or responsibility whatsoever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants herein contained or of any acts of any directors, officers, employees, agents or servants of the Corporation.

    (e) The Trustee shall have no duties except those which are expressly set forth herein and the Trustee shall not be bound by any notice of claim or demand with respect thereto or any waiver, modification, amendment, termination or rescission of this Indenture unless received by the Trustee in writing and signed by the other parties hereto.

    (f) The Trustee shall retain the right not to act in accordance with any demand, direction or document given or made under this Indenture where the demand, direction, or document is not clear and unambiguous or where the demand, direction or document in the opinion of the Trustee requires the exercise of discretion or judgement on the part of the Trustee, provided that if the Trustee decides not to act it will forthwith provide written notice to the Corporation of its decision not to act. In the event of the decision of the Trustee not to act, the Trustee shall have the right to apply to a court of competent jurisdiction for direction.

    (g) The Trustee shall not be accountable with respect to the validity or value of any Common Shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Warrant.

    (h) The Trustee shall not be responsible for any failure of the Corporation to issue or deliver Common Shares or certificates evidencing Common Shares upon the surrender of any Warrant for the purpose of the exercise of such rights or to comply with any of the covenants in section 2.13.

    (i) The Trustee shall not incur any liability or responsibility whatsoever for the consequence of any breach on the part of the Corporation of any of the representations, warranties or covenants herein contained or of any acts of the agents or servants of the Corporation.

    (j) The Trustee shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, statutory declaration or other paper or document furnished to it, not only as to its due execution and the validity and the effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which it in good faith believes to be genuine and what it purports to be.

8.8      REPLACEMENT OF TRUSTEE

    (a) The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation not less than 45 days' prior notice in writing or such shorter prior notice as the Corporation may accept as sufficient. The Warrantholders by extraordinary resolution shall have the power at any time to remove the existing Trustee and to appoint a new trustee. In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new trustee unless a new trustee has already been appointed by the Warrantholders; failing such appointment by the Corporation, within 10 days the retiring Trustee or any Warrantholder may apply to a justice of the Ontario Superior Court of Justice at the Corporation's expense, on such notice as such justice may direct, for the appointment of a new trustee; but any new trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Warrantholders. Any new trustee appointed under any provision of this section
8.8 shall be a corporation authorized to carry on the business of a trust company in the Province of Ontario and, if required by Applicable Legislation of any other province, in such other province. On any such appointment, the new trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Corporation, all such conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assuring the same to the new trustee, provided that any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until the successor trustee shall have executed an appropriate instrument accepting such appointment and, at the request of the Corporation, the predecessor Trustee, upon payment of its outstanding remuneration and expenses, shall execute and deliver to the successor trustee an appropriate instrument transferring to such successor trustee all rights and powers of the Trustee hereunder.

    (b) Upon the appointment of a successor trustee, the Corporation shall promptly notify the Warrantholders thereof.

    (c) Any corporation into or with which the Trustee may be merged or consolidated or amalgamated, or any corporation succeeding to the trust business of the Trustee, shall be the successor to the Trustee hereunder without any further act on its part or of any of the parties hereto, provided that such corporation would be eligible for appointment as a new trustee under section 8.8(a).

    (d) Any Warrants certified but not delivered by a predecessor trustee may be certified by the successor trustee in the name of the predecessor or successor trustee.

8.9      CONFLICT OF INTEREST

    (a) The Trustee represents to the Corporation that at the time of execution and delivery hereof no material conflict of interest exists in the Trustee's role as a fiduciary hereunder and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after ascertaining that it has such a material conflict of interest, either eliminate the same or resign its trust hereunder to a successor trustee approved by the Corporation. If any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Warrants shall not be affected in any manner whatsoever by reason thereof.

    (b) Subject to section 8.9(a), the Trustee, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into financial transactions with the Corporation or any subsidiary of the Corporation without being liable to account for any profit made thereby.

8.10     ACCEPTANCE OF TRUSTS

         The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth, and to hold all rights, interests and benefits contained herein for and on behalf of those persons who become Warrantholders from time to time.

8.11     TRUSTEE NOT TO BE APPOINTED RECEIVER

         The Trustee and any person related to the Trustee shall not be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

8.12     INDEMNITY OF TRUSTEE

         The Corporation hereby indemnifies and holds harmless the Trustee and its officers, directors and employees from and against all reasonable costs, liabilities, expenses and disbursements (including reasonable legal fees and disbursements) that it might incur or to which it might have become subject in any action, suit or other similar legal proceeding that might be instituted against the Trustee arising from or out of any act, omission or error of the Trustee arising pursuant to this Indenture, provided that the Trustee acted in accordance with the standards set forth in section 8.2 and that any such act, omission or error did not constitute negligence, wilful misconduct or bad faith on the part of the Trustee. This section 8.12 shall survive the resignation or removal of the Trustee or the termination of this Indenture.

                                    ARTICLE 9

                                     GENERAL

9.1      NOTICE

    (a) Any notice to the Corporation under the provisions of this Indenture shall be valid and effective if given by registered letter, postage prepaid, or by personal delivery addressed to the Corporation at 2585 Meadowpine Blvd., Mississauga, Ontario L5N 8H9, Attention: Chief Financial Officer, and shall be deemed to have been effectively given, if given by registered letter, at the time at which in the ordinary course of post the said letter should have reached its destination and, if given by personal delivery, on the day of delivery provided that such day is a Business Day and delivery occurs prior to 4:00 p.m. (Toronto time) and, if it is not, on the next following Business Day. The Corporation may from time to time notify the Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this Indenture.

    (b) All notices to be given hereunder with respect to the Warrants shall be deemed to be validly given to the holders thereof if sent by mail, postage prepaid, by letter or circular addressed to such holders at their post office address appearing in any of the registers hereinbefore mentioned and shall be deemed to have been given on the second Business Day following the day of mailing. Accidental error or omission in giving notice or accidental failure to mail notice to any Warrantholder or the inability of the Corporation to give or mail any notice due to anything beyond the reasonable control of the Corporation shall not invalidate any action or proceeding founded thereon.

         All notices with respect to any Warrant may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notices so given shall be sufficient notice to all holders of and/or persons interested in such Warrant.

         If the Corporation or the Trustee determines that mail service is or is threatened to be interrupted at the time when it is required or elects to give any notice hereunder, it shall, notwithstanding the provisions hereof, give such notice by means of publication once in each of two successive weeks in one English language daily newspaper of general circulation published in each of the provinces of Canada and notice so published shall be deemed to have been given on the date on which the first publication has taken place in the last of the provinces of Canada.

    (c) Any notice to the Trustee under the provisions of this Indenture shall be valid and effective if given by registered letter, postage prepaid, or by personal delivery addressed to the Trustee at 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1, Attention: Manager, Corporate Trust, and shall be deemed to have been effectively given, if given by registered letter, at the time at which in the ordinary course of post the said letter should have reached its destination and, if given by personal delivery, on the day of delivery provided that such day is a Business Day and delivery occurs prior to 4:00 p.m. (Toronto time) and, if it is not, on the next following Business Day.

    (d) Any party may from time to time by notice in writing delivered in accordance with the provisions of this Article 9 change its address for purposes hereof.

9.2      ACCIDENTAL FAILURE TO GIVE NOTICE TO WARRANTHOLDERS

         Accidental error or omission in giving notice or accidental failure to give notice to any Warrantholder shall not invalidate any action or proceeding founded thereon.

9.3      COUNTERPARTS AND FORMAL DATE

         This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to be dated as of the date hereof.

9.4      SATISFACTION AND DISCHARGE OF INDENTURE

         Upon the date by which all Warrants theretofore certified hereunder have been cancelled or deemed to be cancelled in accordance with section 3.4, this Indenture, except to the extent that Common Shares and certificates therefor have not been issued and delivered hereunder or the Corporation has not performed any of its obligations hereunder, shall cease to be of further effect in respect of the Corporation, and the Trustee, on written demand of and at the cost and expense of the Corporation, and upon delivery to the Trustee of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with and upon payment to the Trustee of the expenses, fees and other remuneration payable to the Trustee, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; provided that if the Trustee has not then performed any of its obligations hereunder, any such satisfaction and discharge of the Corporation's obligations hereunder shall not affect or diminish the rights of any Warrantholder or the Corporation against the Trustee.

9.5      PROVISIONS OF INDENTURE AND WARRANTS FOR
         THE SOLE BENEFIT OF PARTIES AND WARRANTHOLDERS

         Except as provided in sections 5.2 and 5.3, nothing in this Indenture, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the holders from time to time of the Warrants any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

         IN WITNESS WHEREOF the parties hereto have executed this Indenture under the hands of their proper officers in that behalf.

                                      HEMOSOL INC.

                                      by  /s/ Lee Hartwell
                                          --------------------------------------
                                          Lee Hartwell

                                          Chief Executive Officer and Chief
                                          Financial Officer

                                      COMPUTERSHARE TRUST COMPANY OF CANADA

                                      by  /s/ Sandra Zada
                                          --------------------------------------
                                          Name:  Sandra Zada
                                          Title: Professional, Corporate Trust

                                      by  /s/ Carrie Sheppard
                                          --------------------------------------
                                          Name:  Carrie Sheppard
                                          Title: Professional, Corporate Trust

                                   SCHEDULE A

                           FORM OF WARRANT CERTIFICATE

Certificate #

UNLESS PERMITTED BY SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE MARCH 29, 2004.

THIS SECURITY AND ANY SECURITY FOR WHICH THIS SECURITY IS EXERCISABLE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "1933 ACT") OR ANY APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE TRANSFERRED TO OR EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) OR WITHIN THE UNITED STATES UNLESS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

            VOID AFTER 5:00 P.M. (TORONTO TIME) ON NOVEMBER 28, 2006
               (or earlier upon the occurrence of certain events)

                       WARRANTS TO PURCHASE COMMON SHARES

                                       OF

                                  HEMOSOL INC.
            (Incorporated under the laws of the Province of Ontario)

                                                                    [ ] WARRANTS

         THIS IS TO CERTIFY that, for value received, the holder hereof

         [ ]

         (the "holder") is the registered holder of the number of common share purchase warrants (the "Warrants") stated above and is entitled at any time after the date hereof and prior to 5:00 p.m. (Toronto time) on the earlier to occur of (such date referred to herein as, the "Expiry Date") (i) November 28, 2006; and (ii) if the volume-weighted average price of a Common Share on the Toronto Stock Exchange is greater than or equal to $2.25 for 20 consecutive trading days, the date that is 30 days after the notification thereof by the Corporation to the holders of Warrants, to purchase in accordance with the Warrant Indenture (as defined below) one common share (a "Common Share") of the Corporation for each such Warrant represented hereby at a price of

Cdn$0.90 per Common Share (the "Exercise Price") by surrendering to Computershare Trust Company of Canada (the "Trustee") at its head office in the City of Toronto this certificate together with an executed exercise form (the "Exercise Form") in the form of the attached Exercise Form or any other written notice in a form satisfactory to the Trustee, in either case duly completed and executed; and a certified cheque, bank draft or money order payable at par to or to the order of Hemosol Inc. in the amount of the aggregate Exercise Price of the Common Shares issuable on exercise of the holder's Warrants; PROVIDED THAT UNLESS THE HOLDER HAS SURRENDERED THE WARRANTS REPRESENTED HEREBY FOR EXERCISE PURSUANT TO THE PROVISIONS HEREOF AND OF THE WARRANT INDENTURE ON OR PRIOR TO THE EXPIRY DATE, THE WARRANTS REPRESENTED HEREBY SHALL BE VOID AND OF NO EFFECT.

         Upon the exercise of the Warrants evidenced hereby, the Corporation shall cause to be issued to the person(s) in whose name(s) the Common Shares so subscribed for are to be issued (provided that if the Common Shares are to be issued to a person other than a holder of this Warrant certificate, the holder's signature on the Exercise Form herein shall be guaranteed by a Canadian chartered bank, by a Canadian trust company or Medallion Signature Guarantee from a member of a recognized Signature Medallion Guarantee Program) the number of Common Shares to be issued to such person(s) and such person(s) shall become a holder in respect of Common Shares with effect from the date of such exercise and upon due surrender of this Warrant certificate the Corporation will cause a certificate(s) representing such Common Shares to be made available for pick-up by such person(s) at 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1,
Attention: Service Delivery, or mailed to such person(s) at the address(es) specified in such Exercise Form, within three Business Days after receipt of notice from the Trustee of the exercise of such Warrants.

         This Warrant Certificate represents Warrants of the Corporation issued or issuable under the provisions of a warrant indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the "Warrant Indenture") made as of November 28, 2003, between the Corporation and the Trustee, to which Warrant Indenture reference is hereby made for particulars of the rights of the holders and the Corporation and of the Trustee in respect thereof and the terms and conditions upon which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the holder by acceptance hereof assents. A copy of the Warrant Indenture will be provided to a holder who makes a request for such copy to either the Corporation, at its principal office at 2585 Meadowpine Blvd., Mississauga, Ontario L5N 8H9 or to the Trustee at 100 University Avenue, 12th Floor, Toronto, Ontario M5J 2Y1, Attention: Corporate Trust. If any conflict exists between the provisions contained herein and the provisions of the Warrant Indenture, the provisions of the Warrant Indenture shall govern.

         The Warrant Indenture provides for adjustments to the right of exercise, including the amount of and class and kind of securities or other property issuable upon exercise, upon the happening of certain stated events, including the subdivision or consolidation of the Common Shares, certain distributions of Common Shares or securities convertible into Common Shares or of other securities or assets of the Corporation, certain offerings of rights, warrants or options, and certain capital reorganizations.

         No fractional Common Shares are issuable upon the exercise of this Warrant and the Corporation will not pay any amount in cash in lieu of issuing fractional Common Shares. Holders of Warrants will not have any rights as shareholders of the Corporation by virtue of holding such Warrants.

         Upon presentation at 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1, Attention: Service Delivery, subject to the provisions of the Warrant Indenture and upon compliance with the reasonable requirements of the Trustee, this Warrant certificate may be exchanged for Warrant certificates entitling the holder thereof to purchase an equal aggregate number of Common Shares upon payment of the aggregate Exercise Price. If the holder subscribes for a lesser number of Common Shares than the number of shares referred to in this Warrant certificate, the holder shall be entitled to receive a further Warrant certificate in respect of Common Shares referred to in this Warrant certificate but not subscribed for. The Corporation and the Trustee may treat the registered holder of this Warrant certificate for all purposes as the absolute owner hereof. The holding of this Warrant certificate shall not constitute the holder thereof a holder of Common Shares nor entitle him to any right or interest in respect thereof except as herein and in the Warrant Indenture expressly provided.

         Warrants may only be transferred, upon compliance with the conditions prescribed in the Warrant Indenture, on the register to be kept at the principal offices of the Trustee in the City of Toronto, by the registered holder thereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee with signature guaranteed by a Canadian chartered bank, a Canadian trust corporation or Medallion Signature Guarantee of a member of a recognized Signature Medallion Guarantee Program and upon compliance with such reasonable requirements as the Trustee may prescribe (including, without limitation, the requirement to provide evidence of satisfactory compliance with applicable securities laws).

         The Warrant Indenture contains provisions making binding upon holders of Warrants outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by the holders holding a specified percentage of the then unexercised Warrants.

         This Warrant certificate and the Warrant Indenture shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. Time shall be of the essence hereof and of the Warrant Indenture.

         This Warrant certificate shall not be valid for any purpose until it has been certified by or on behalf of the Trustee for the time being under the Warrant Indenture.

         IN WITNESS WHEREOF the Corporation has caused this Warrant certificate to be signed by its duly authorized signatory as of [ ], 200[ ].

                                      HEMOSOL INC.

                                      by  ______________________________________
                                          Authorized Signatory

This Warrant Certificate represents Warrants referred to in the Warrant Indenture within mentioned.

DATED as of ____________________, 20___.

COMPUTERSHARE TRUST COMPANY
OF CANADA, IN ITS CAPACITY AS TRUSTEE
UNDER THE WARRANT INDENTURE

by  ____________________________________
    Authorized Signatory

                                   SCHEDULE B

                                  EXERCISE FORM

                 (To be executed only upon exercise of Warrant)

The undersigned registered holder of this Warrant irrevocably exercises this Warrant for and purchases_______ Common Shares in the capital of Hemosol Inc. purchasable with this Warrant, and herewith makes payment therefor (by certified cheque or bank draft) in the amount of $____________ , all at the price and on the terms and conditions specified in this Warrant, and requests that certificates for the Common Shares hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _______________________________________________________, whose address is ______
_______________________________________________________, and, if such Common
Shares shall not include all of the Common Shares issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the Common Shares issuable under this Warrant be delivered to the undersigned.

      DATED ________________________.
                                          ______________________________________
                                          (Signature of Registered Owner)
                                          ______________________________________
                                          (Street Address)
                                          ______________________________________
                                          (City)(Province)(Postal Code)

Note: If the Underlying Securities are to be issued to a person other than the registered holder, the signature of such registered holder must be guaranteed by a Canadian Chartered Bank or a Medallion Signature Guarantee from a member of a recognized Signature Medallion Guarantee Program.

                                   SCHEDULE C

                                FORM OF TRANSFER

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (name) __________________________ (the "Transferee"), of (residential address) _______________________________________________ the attached Warrant of
Hemosol Inc. (the "Corporation") registered in the name of the undersigned on the records of the Corporation represented by the within certificate and irrevocably appoints ___________________________ as the attorney of the undersigned to transfer the said securities on the books of the Corporation with full power of substitution.

      DATED ________________________.

___________________________       ______________________________________________
Signature Guaranteed              Signature of Warrantholder, to be the same
                                  as appears on the face of this Warrant
                                  Certificate)

Note: All transfers of the Warrants must be signature guaranteed by a Canadian
      Chartered Bank or Medallion Signature Guarantee from a member of a recognized Signature Medallion Guarantee Program.